                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-12


                                 VENTAS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                                 [LOGO] Ventas
                             4360 Brownsboro Road
                                   Suite 115
                        Louisville, Kentucky 40207-1642
                                (502) 357-9000

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

To the Stockholders of Ventas, Inc.:

   The Annual Meeting of Stockholders (the "Annual Meeting") of Ventas, Inc. (the "Company") will be held at 11:00 a.m., local time on Tuesday, May 15, 2001, at The Olmsted, 3701 Frankfort Avenue, Louisville, Kentucky, to consider and vote on:

     1. The election of directors for the ensuing year;

     2. The ratification of the selection of Ernst & Young LLP as the independent auditors for fiscal year 2001; and

     3. Such other business as may properly come before the Annual Meeting or any adjournments thereof.

   The close of business on March 20, 2001, has been fixed as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. A list of all stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose reasonably related to the Annual Meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the Company's principal executive offices located at 4360 Brownsboro Road, Suite 115, Louisville, Kentucky. Your attention is directed to the proxy statement accompanying this notice.

   You are cordially invited to attend the Annual Meeting in person. EVEN IF YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. This will not prevent you from voting your shares in person if you choose to attend the Annual Meeting.

                                       By Order of the Board of Directors,

                                       /s/ T. Richard Riney

                                       T. Richard Riney
                                       Executive Vice President, General
                                        Counsel, and Secretary

Louisville, Kentucky
April 23, 2001

                                 [LOGO] VENTAS
                             4360 Brownsboro Road
                                   Suite 115
                        Louisville, Kentucky 40207-1642
                                (502) 357-9000

                                                                 April 23, 2001

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders to be held at 11:00 a.m., local time on Tuesday, May 15, 2001, at The Olmsted, 3701 Frankfort Avenue, Louisville, Kentucky.

   The Board of Directors appreciates your interest in the Company. Regardless of whether you plan to attend the meeting, it is important that your shares are represented. Please sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

                                          Sincerely,

                                          /s/ W. Bruce Lunsford

                                          W. Bruce Lunsford
                                          Chairman of the Board

                                 VENTAS, INC.
                             4360 Brownsboro Road
                                   Suite 115
                        Louisville, Kentucky 40207-1642
                                (502) 357-9000

                               ----------------

                                PROXY STATEMENT
                                      for
                        ANNUAL MEETING OF STOCKHOLDERS

                                 May 15, 2001

                               ----------------

                              GENERAL INFORMATION

   The Annual Meeting of Stockholders (the "Annual Meeting") of Ventas, Inc. (the "Company") will be held at 11:00 a.m., local time on Tuesday, May 15, 2001, at The Olmsted, 3701 Frankfort Avenue, Louisville, Kentucky. This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") to be used at the Annual Meeting and at any adjournments thereof.

   Only stockholders of record at the close of business on March 20, 2001 are entitled to vote at the Annual Meeting or any adjournments thereof. On the record date, 68,698,786 shares of the Company's common stock, par value $.25 per share ("Common Stock"), were outstanding. Each share of Common Stock entitles the owner to one vote. However, certain shares designated as "Excess Shares" pursuant to the Company's Certificate of Incorporation (which are generally any shares owned in excess of 9% of the Company's outstanding common stock) may not be voted by the record owner thereof, but will instead be voted in accordance with Article XII of the Certificate of Incorporation.

   A majority of the outstanding shares of Common Stock present in person or by proxy is required to constitute a quorum to transact business at the Annual Meeting. The vote of a plurality of the outstanding shares of Common Stock present in person or by proxy will be necessary to elect the director-nominees listed in this Proxy Statement. The affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy will be necessary to approve all other proposals and matters that may come before the Annual Meeting for stockholder consideration. Abstentions and proxies relating to "street name" shares for which brokers have not received voting instruction from the beneficial owner ("Broker Non-Votes") are counted in determining whether a quorum is present. In the election of directors, the nominees receiving the highest number of votes will be elected. Therefore, abstentions or Broker Non-Votes for a director-nominee will have no effect. With respect to any matters submitted to the stockholders for their consideration, other than the election of directors, abstentions will be counted as part of the total number of votes cast on such proposals in determining whether the proposals have received the requisite number of favorable votes, whereas Broker Non-Votes will not be counted as part of the total number of votes cast on such proposals. Thus, abstentions will have the same effect as votes against any such proposal, whereas Broker Non-Votes will have no effect in determining whether any such proposal has been approved by the stockholders.

   The Company intends to first distribute this Proxy Statement and the materials accompanying it on or about April 23, 2001. If the enclosed proxy card is properly signed, returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the proxy will be voted (i) in favor of the nominees for director named in this Proxy Statement, (ii) in favor of the ratification of the selection of Ernst & Young LLP as independent auditors for the fiscal year 2001, and (iii) in the discretion of the proxy holders on such other business as may properly come before the Annual Meeting.

   A person giving the enclosed proxy has the power to revoke it at any time before it is exercised. However, such revocation must be made in writing and received by the General Counsel of the Company at the Company's principal executive offices located at 4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207-1642 at or before the time and date of the Annual Meeting. A stockholder may also attend the Annual Meeting and vote in person, in which event any prior proxy given by the stockholder will be revoked automatically.

   The cost of soliciting proxies by the Board of Directors will be borne by the Company. Such solicitation will be made by mail and in addition may be made personally or by telephone by directors, officers and employees of the Company, none of whom will receive additional compensation for these services. The Company's regularly retained investor relations firm, Corporate Communications, Inc., may also solicit proxies by telephone and mail and, if it is so engaged, it will be paid a customary fee. Forms of proxies and proxy materials will also be distributed through brokers, custodians and other like parties to the beneficial owners of Common Stock. The Company will reimburse such parties for their reasonable out-of-pocket expenses incurred in connection with the distribution.

                            BACKGROUND INFORMATION

   The Company was incorporated in Kentucky in 1983 as Vencare, Inc. and commenced operations in 1985. The Company changed its name to Vencor Incorporated in 1989 and to Vencor, Inc. in 1993. From 1985 through April 30, 1998, the Company was engaged in the business of owning, operating and acquiring health care facilities and companies engaged in providing health care services.

   On May 1, 1998, the Company effected a corporate reorganization (the "1998 Spin Off") pursuant to which the Company was separated into two publicly held corporations. A new corporation, subsequently named Vencor, Inc. ("Vencor"), was formed to operate the hospital, nursing facility and ancillary services businesses. Pursuant to the terms of the 1998 Spin Off, the Company distributed the common stock of Vencor to stockholders of record of the Company as of April 27, 1998. The Company, through its subsidiaries, continued to hold title to substantially all of the real property and to lease such real property to Vencor. At such time, the Company also changed its name to Ventas, Inc. and refinanced substantially all of its long-term debt. For financial reporting periods subsequent to the 1998 Spin Off, the historical financial statements of the Company were assumed by Vencor, and the Company is deemed to have commenced operations on May 1, 1998. In addition, for certain reporting purposes under this Proxy Statement (most notably the stock performance graph) and other filings, the Securities and Exchange Commission (the "Commission") treats the Company as having commenced operations on May 1, 1998.

   The Company is a Delaware corporation that elected to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), beginning with the tax year ended December 31, 1999. Although the Company believes that it has satisfied the requirements to continue to qualify as REIT for the tax year ended December 31, 2000 and although the Company intends to continue to qualify as a REIT for the tax year ending December 31, 2001 and subsequent tax years, it is possible that economic, market, legal, tax or other considerations may cause the Company to fail or elect not to qualify as a REIT in any such tax year. The Company operates in one segment which consists of owning and leasing health care facilities and leasing or subleasing such facilities to third parties.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

   The Board of Directors of the Company currently consists of six positions. The Board of Directors has nominated the six persons listed below to be elected as directors at the Annual Meeting. Each director elected at the Annual Meeting will serve, subject to the provisions of the Company's bylaws, until his or her successor is duly elected and qualified. The names of the nominees proposed for election as directors, all of whom are presently directors of the Company, together with certain information concerning the nominees, are set forth below:

 Nominees for directors

   WALTER F. BERAN (age 74) has served as a director of the Company since May 1, 1998. Since September 1986, Mr. Beran has served as Chairman of the Pacific Alliance Group, a merger and acquisition services firm. Previously, Mr. Beran served as Vice Chairman and Western Regional Managing Partner of the accounting firm of Ernst & Whinney (now Ernst & Young LLP) from 1971 until his retirement in September 1986. Mr. Beran serves as a director of Fleetwood Enterprises, Inc. and as a Trustee of Eureka Mutual Funds.(/1/)(/4/)

   DEBRA A. CAFARO (age 43) joined the Company as Chief Executive Officer and President on March 5, 1999. From April 1997 to May 1998, she served as President and Director of Ambassador Apartments, Inc. (NYSE: AAH), a real estate investment trust. Ms. Cafaro was a founding member of the Chicago law firm Barack Ferrazzano Kirschbaum Perlman & Nagelberg, becoming a partner in 1987, where her areas of concentration were real estate, finance and corporate transactions. From 1988 to 1992 Ms. Cafaro served as an Adjunct Professor of Law at Northwestern University Law School. Ms. Cafaro is admitted to the Bar in Illinois and Pennsylvania. She is a member of the National Association of Real Estate Investment Trusts ("NAREIT").(/3/)

   DOUGLAS CROCKER, II (age 60) has been a director of the Company since September 1998. Mr. Crocker has been a Trustee, Chief Executive Officer and President of Equity Residential Properties Trust, the nation's largest apartment real estate investment trust ("EQR"), since March 1993. Mr. Crocker has been President and Chief Executive Officer of First Capital Corporation, previously a sponsor of public limited real estate partnerships, since December 1992 and a director of First Capital Corporation since January 1993. Mr. Crocker also served as Executive Vice President of Equity Financial and Management Company, a subsidiary of Equity Group Investments, Inc. ("EGI") which provides strategic direction and services for EGI's real estate and corporate activities, from November 1992 until March 1997. Mr. Crocker is also a director of Wellsford Real Properties, Inc., a real estate merchant banking firm.(/1/)(/2/)(/3/)(/4/)

   RONALD G. GEARY (age 53), an attorney and certified public accountant, has served as a director of the Company since May 1, 1998. Mr. Geary has served as a director and President of Res-Care, Inc. ("Res-Care"), a provider of residential training and support services for persons with developmental disabilities and certain vocational training services, since February 1990 and as Chief Executive Officer of Res-Care since 1993. Since June 1998, Mr. Geary also has served as Chairman of the Board of Res-Care. Prior to becoming Chief Executive Officer, Mr. Geary was Chief Operating Officer of Res-Care from 1990 to 1993.(/1/)(/2/)(/4/)

   W. BRUCE LUNSFORD (age 53), a founder of the Company, certified public accountant and attorney, has served as Chairman of the Board since the Company commenced operation on May 1, 1998. From May 1, 1998 through December 1998, he also served as President and Chief Executive Officer of the Company. Mr. Lunsford was a founder of Vencor and served as Chairman of the Board, Chief Executive Officer and President of Vencor, from the time it commenced operations in 1985 until the time of the 1998 Spin Off. Mr. Lunsford served as Chairman of the Board and Chief Executive Officer of Vencor from May 1, 1998 until January 21, 1999 and as President of Vencor from May 1, 1998 until November 1998. Mr. Lunsford is also a director of National City Bank, Kentucky, Inc. and Res-Care.(/3/)

   SHELI Z. ROSENBERG (age 59) has been a director of the Company since January 26, 2001. Ms. Rosenberg has been vice chairman of Equity Group Investments, LLC ("EGI LLC"), an investment company, since January 1, 2000 and chief executive officer and president of EGI LLC from January 1, 1999 to January 1, 2000. From November 1994 until 1999, Ms. Rosenberg served as chief executive officer, president and a director of EGI. Ms. Rosenberg was a principal of the law firm of Rosenberg & Liebentritt, P.C., from 1980 to 1997. Ms. Rosenberg is a trustee of EQR and Equity Office Properties Trust, an office building real estate investment trust. Ms. Rosenberg is also director of Capital Trust, Inc. a specialized finance company,

Manufactured Home Communities, Inc., a manufactured home community real estate investment trust, CVS Corporation, a drug store chain, Dynergy Inc., a supplier of electricity and natural gas, Cendant Corporation, a provider of travel related, real estate related and direct marketing consumer and business services and Transmedia Network, Inc., a marketer of card based savings plans.

   The information given in this Proxy Statement concerning the nominees is based upon statements made or confirmed to the Company by or on behalf of such nominees, except to the extent certain information appears in the Company's records. Directors' ages are given as of March 1, 2001.
--------
(1) Member of the Audit and Compliance Committee (the "Audit Committee"), of which Mr. Geary is Chairman.
(2) Member of the Executive Compensation Committee (the "Compensation Committee"), of which Mr. Geary is Chairman.
(3) Member of the Executive Committee, of which Mr. Lunsford is Chairman.
(4) Member of the Independent Committee, of which Mr. Crocker is Chairman.

   SHARES OF COMMON STOCK OF THE COMPANY COVERED BY PROXIES EXECUTED AND RECEIVED IN THE ACCOMPANYING FORM WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL OF THE NOMINEES, UNLESS OTHERWISE SPECIFIED ON THE PROXY. The Board of Directors does not contemplate that any of the nominees will be unable to accept election as a director. However, in the event that one or more nominees are unable or unwilling to accept or are unavailable to serve, the persons named in the proxies or their substitutes will have authority, according to their judgment, to vote or refrain from voting for other individuals as directors.

             CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

   During 2000, the Board of Directors of the Company held a total of six meetings, including four regular meetings and two special meetings. The Company has an Executive Committee, Compensation Committee, Audit and Compliance Committee and Independent Committee. The Company does not have a nominating or similar committee.

   The Compensation Committee held one meeting in 2000. The functions of the Compensation Committee are to establish annual salary levels, approve fringe benefits and administer the 2000 Incentive Compensation Plan and other compensation plans or programs for executive officers of the Company.

   The Audit Committee held one meeting during 2000. The Audit Committee is comprised of Messrs. Ronald G. Geary (Chairman), Douglas Crocker, II and Walter F. Beran. The Audit Committee:

    (i) Recommends to the Board the selection of the Company's independent accountants for the ensuing year, subject to stockholder approval;

    (ii) reviews with the independent accountants the scope and results of the audit;

    (iii) reviews management's evaluation of the Company's system of internal controls; and

    (iv) reviews non-audit professional services provided by the independent accountants and the range of audit and non-audit fees.

   The Executive Committee did not hold any meetings during 2000. The Board of Directors has delegated to the Executive Committee the power to direct the management of the business and affairs of the Company in the intervals between meetings of the Board (except for matters reserved to the Board and the Independent Committee).

   The Independent Committee held two meetings during 2000. The function of the Independent Committee is to review and approve all agreements and transactions between the Company and Vencor to ensure that such agreements and transactions represent arm's length negotiations, including without limitation, the negotiation, enforcement and renegotiation of the terms of any leases between the Company and Vencor.

                     EXECUTIVE OFFICERS OF THE REGISTRANT

   Set forth below are the names, ages (as of March 30, 2001) and present and past positions of the persons who are the current executive officers of the Company.

   Name                     Age Position
   ----                     --- --------
   W. Bruce Lunsford.......  53 Chairman of the Board
   Debra A. Cafaro.........  43 Chief Executive Officer, President and Director
   T. Richard Riney........  43 Executive Vice President, General Counsel and Secretary
   John C. Thompson........  33 Vice President

   Mr. Lunsford's and Ms. Cafaro's biographies are set forth above under "Election of Directors."

   T. Richard Riney has served as Executive Vice President, General Counsel and Secretary of the Company from May 1998 to the present. He served as Transactions Counsel of Vencor from April 1996 to April 1998. From May 1992 to March 1996, Mr. Riney was a partner of Hirn, Reed & Harper, a law firm based in Louisville, Kentucky where his areas of concentration were real estate and corporate finance. He is a member of NAREIT.

   John C. Thompson has served as Vice President of the Company since January 1999. He served as Director of Acquisitions from May 1998 to January 1999. Mr. Thompson served as Director of Development of Vencor from April 1996 to May 1998 and as Development Manager of Vencor from 1993 to April 1996. Mr. Thompson is a member of NAREIT.

                 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                       DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 30, 2001 (except as otherwise noted) by (a) each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock,
(b) each director or director-nominee of the Company, (c) all executive officers of the Company listed in the Summary Compensation Table below (the "Named Executive Officers"), and (d) all of the Company's directors and executive officers, as a group.

                                                       Common Stock    Percent
                                                       Beneficially      of
                Name of Beneficial Owner               Owned(1)(2)      Class
                ------------------------               ------------    -------
   Walter F. Beran....................................    155,298(3)        *
   Debra A. Cafaro....................................  1,209,699(4)     1.74%
   Douglas Crocker, II................................    234,014(5)        *
   Ronald G. Geary....................................    136,764(6)        *
   W. Bruce Lunsford..................................  2,759,798(7)     3.96%
   T. Richard Riney...................................    355,913(8)        *
   Sheli Z. Rosenberg.................................     11,000(9)        *
   John C. Thompson...................................    220,240(10)       *
   All executive officers and directors as a group (9
    persons)..........................................  5,082,726         7.1%
   Cohen & Steers Capital Management, Inc. ...........  7,013,700(11)   10.21%
   Cramer Rosenthal McGlynn, LLC......................  6,651,300(12)     9.7%
   Franklin Mutual Advisors, LLC......................  4,312,500(13)    6.28%
   Tenet Healthcare Corporation.......................  8,301,067(14)    12.1%
   The Baupost Group, L.L.C. .........................  4,289,846(15)    6.30%

--------
 (*) Less than 1%
 (1) Beneficial Ownership of shares for purposes of this Proxy Statement, as determined in accordance with applicable Commission rules, includes shares as to which a person has or shares voting power and/or investment power. Each named person is deemed to be the beneficial owner of securities which may be acquired within sixty days of March 30, 2001 through the exercise of options, warrants and rights, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person; however, any such shares are not deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by any other person.
 (2) Except as set forth in the accompanying footnotes, the named persons have sole voting power and sole investment power over the shares beneficially owned by them. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right, or in shares held for their benefit in the 401(k) plan that the Company maintained for its employees prior to the 1998 Spin Off.
 (3) Excludes 1,834 Common Stock share equivalents held by the Company under the Non-Employee Directors Deferred Compensation Plan (the "Directors Plan"), which represents deferred directors' fees that were converted into share equivalents. Includes 123,063 options which are exercisable as of or within 60 days after March 30, 2001.
 (4) Includes 712,830 options which are exercisable as of or within 60 days after March 30, 2001.
 (5) Includes 231,750 options which are exercisable as of or within 60 days after March 30, 2001.
 (6) Includes 115,000 options which are exercisable as of or within 60 days after March 30, 2001.
 (7) Includes 52,127 shares held by a private foundation with respect to which Mr. Lunsford has sole voting power and shared investment power. Excludes 16,365 shares held in trust for the benefit of his children and 8,041.9389 shares held in 401(k) Plan. Includes 1,057,000 options which are exercisable as of or within 60 days after March 30, 2001.
 (8) Includes 1,300 shares held in Mr. Riney's IRA. Also includes 167,732 options which are exercisable as of or within 60 days after March 30, 2001.
 (9) Includes 5,000 options which are exercisable as of or within 60 days after March 30, 2001.
(10) Includes 1,010 shares held in Mr. Thompson's IRA and 250 shares held in his spouse's IRA. Includes 110,501 options which are exercisable as of or within 60 days after March 30, 2001.
(11) As of December 31, 2000, based solely on information contained in a
     Schedule 13G/A filed by Cohen & Steers Capital Management, Inc. ("Cohen & Steers") on February 13, 2001 with the Commission. Cohen & Steers has sole voting power over 6,151,300 shares and sole dispositive power over 7,013,700 shares. The address of Cohen & Steers is 757 Third Avenue, New York, NY 10017. Cohen & Steers has advised the Company that, as of March 30, 2001, Cohen & Steers beneficially owns less than 10% of the Common Stock.
(12) As of December 31, 2000, based solely on information contained in a
     Schedule 13G filed by Cramer Rosenthal McGlynn, LLC ("Cramer") on February 12, 2001 with the Commission. Cramer has shared voting power and dispositive power with respect to these shares. The address of Cramer is 707 Westchester Avenue, White Plains, NY 10604.
(13) As of December 31, 2000, based solely on information contained in a
     Schedule 13G/A filed by Franklin Mutual Advisers, LLC ("FMA") on February 13, 2000 with the Commission. According to the Schedule 13G/A, FMA has sole voting and dispositive power with respect to these shares. The address of FMA is 51 John F. Kennedy Parkway, Short Hills, NJ 07078.
(14) As of May 1, 1998, based solely on information contained in a Schedule 13D dated May 8, 1998, filed by Tenet Healthcare Corporation ("Tenet"), NME Properties Corp. ("PropCorp"), NME Property Holding Co., Inc. ("PropHold"), and NME Properties, Inc. ("PropInc") with the Commission. PropCorp is a direct subsidiary of Tenet, and PropInc and PropHold are direct subsidiaries of PropCorp. PropInc may be deemed to be the beneficial owner with sole voting and dispositive power of 2,690,880 shares of Common Stock owned by it (the "PropInc Shares"). PropHold may be deemed to be the beneficial owner with sole voting and dispositive power of 5,610,187 shares of Common Stock owned by it (the "PropHold Shares"). Each of PropCorp and Tenet may be deemed to be the indirect beneficial owner with sole voting and dispositive power of the PropInc Shares and PropHold Shares, for an aggregate of 8,301,067 shares of Common Stock. Tenet has issued its 6% exchangeable subordinated notes due 2005 (the "Notes") in January 1996. Each $1,000 principal amount of Notes is exchangeable into 25.9403 shares of Common Stock and an amount in cash determined according to a formula set forth in the Schedule 13D, which, according to Tenet's 1998 Annual Report on Form 10-K, equals $239.36, subject to Tenet's right to pay an amount in cash equal to the market price of the Common Stock in lieu of such shares. All of the PropInc Shares and PropHold Shares have been placed in escrow to secure such exchange right. The address of each of Tenet, PropCorp, PropHold and PropInc is 3820 State Street, Santa Barbara, California 93105.
(15)  As of March 30, 2001, based solely on information contained in a
      Schedule 13G/A filed jointly by Baupost, SAK Corporation ("SAK"), and Seth A. Klarman on April 10, 2001 with the Commission. According to the
      Schedule 13G/A, Baupost has sole voting and dispositive power with respect to these shares and the other reporting persons claim sole voting and dispositive power with respect to none of the shares. The address of Baupost, SAK, and Seth A. Klarman is 44 Brattle Street, 5th Floor, Cambridge, Massachusetts 02138.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 , as amended, requires the Company's directors and executive officers and persons who own more than 10% of the Common Stock to file reports of beneficial ownership and changes in such ownership with the Commission. Based solely on a review of the copies of such reports furnished to the Company and on written representations from certain reporting persons that no Form 5 was required for such person, the Company believes that during 2000 all officers, directors and persons who own more than 10% of the Common Stock complied with all applicable Section 16(a) filing requirements, except that R. Gene Smith, a former director of the Company, did not report indirect beneficial ownership of 36,250 shares of the Common Stock owned by R. Gene Smith Charitable Foundation in previous Section 16(a) filings, although such shares have been referred to in the Company's previous Proxy Statements.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

   The following table sets forth the compensation paid by the Company during each of the Company's last three fiscal years to all individuals serving as Chief Executive Officer during the last completed fiscal year and each of the other four most highly compensated officers of the Company who were serving as executive officers at the end of the last completed fiscal year:

Summary Compensation Table

                                  Annual Compensation(1)           Long-Term Compensation
                              ----------------------------------   -----------------------
                                                                   Restricted  Securities
                                                    Other Annual     Stock     Underlying   All Other
   Name and Principal          Salary       Bonus   Compensation    Award(s)  Options/SARs Compensation
        Position         Year   ($)         ($)(2)      ($)          ($)(3)       (#)          ($)
------------------------ ---- --------     -------- ------------   ---------- ------------ ------------
Debra A. Cafaro (4)..... 2000 $353,103(5)  $703,500   $23,267(6)    $765,000    171,095      $ 2,483(7)
 Chief Executive         1999  287,757(8)   400,000    16,301(6)     812,500    500,000        1,954(7)
 Officer and President   1998      N/A          N/A       N/A            N/A        N/A          N/A
T. Richard Riney........ 2000  197,308(9)   285,000       191(6)     300,000     65,419          323(7)
 Executive Vice
  President,             1999  182,308(10)  212,500       607(6)     130,625     50,000          840(7)
 General Counsel and
  Secretary              1998   94,846       45,667       --         121,875     60,000          267(7)
John C. Thompson (11)... 2000  125,083(12)  165,000        96(6)     158,500     35,225          162(7)
 Vice President          1999  110,481(13)   93,500       346(6)      97,968     25,000          552(7)
                         1998   55,351       24,000       --         121,875     35,000          163(7)
W. Bruce Lunsford....... 2000  150,000          --     31,000(14)     80,500     10,000      181,094(15)
 Chairman of the Board   1999  150,000          --        --         261,250        --       208,381(15)
                         1998  230,192      116,667       --         812,500    200,000      109,124(16)

--------
 (1) The amounts for 2000 represent the total compensation earned by the Named Executive Officers during fiscal year 2000. The amounts for 1999 represent the total compensation earned by the Named Executive Officers during fiscal year 1999. The amounts for 1998 represent the total compensation earned by the Named Executive Officers from May 1, 1998 through the end of the fiscal year 1998.

 (2) The bonus amounts reflect compensation earned for 1999 and 2000 and paid in 2000 and 2001, respectively.
 (3) The amounts shown in the table represent the fair market value on the date of the grant of shares of restricted stock granted by the Company. The amounts reflect shares granted in 2000 for performance in 1999. The shares granted in 2000 vest in three equal annual installments beginning on the date of the grant. Except for the shares granted to Ms. Cafaro pursuant to the Cafaro Employment Agreement (as defined below), the shares granted in 1999 for 1998 performance vest in four equal annual installments commencing on April 1, 1999. Based on the closing price of $5.625 of the Common Stock on December 31, 2000, the aggregate value of all restricted securities held on that date by the Named Executive Officers is as follows: Ms. Cafaro--$1,861,554 (330,943 shares); Mr. Riney--$607,815 (108,056 shares); Mr. Thompson--$353,526 (62,849 shares);
     and Mr. Lunsford--$530,443 (94,301 shares). Dividends, to the extent paid, will be paid on vested and unvested restricted shares.
 (4) Ms. Cafaro joined the Company on March 5, 1999.
 (5) Represents base salary payments of $351,750 and a payment of $1,353 for unused vacation days.
 (6) Represents reimbursement for the payment of taxes on behalf of the executive for the respective fiscal year.
 (7) Represents life insurance premiums paid on behalf of the executive for the respective fiscal year.
 (8) Represents base salary payments of $274,228 and a payment of $13,529 for unused vacation days.
 (9) Represents base salary payments of $190,000 and a payment of $7,308 for unused vacation days.
(10) Represents base salary payments of $175,000 and a payment of $7,308 for unused vacation days.
(11) Mr. Thompson was appointed Vice President, Corporate Development of the Company on January 13, 1999.
(12) Represents base salary payments of $119,583 and a payment of $5,500 for unused vacation days.
(13) Represents base salary payments of $106,250 and a payment of $4,231 for unused vacation days.
(14) Represents payment for Board of Director's fees to Mr. Lunsford.
(15) Represents interest forgiveness on Mr. Lunsford's Tax Loan (as defined in "Certain Relationships and Related Transactions") between December 16, 1998 and December 15, 2000.
(16) Represents $108,188 of interest on Mr. Lunsford's Tax Loan which was forgiven by the Company in 1998 and life insurance premiums paid on Mr. Lunsford's behalf of $936.

                       OPTION GRANTS IN LAST FISCAL YEAR

   The following table sets forth information concerning options to purchase shares of Common Stock granted to the Named Executive Officers during 2000:

                                                                                        Potential
                                                                                       Realizable
                                                                                    Value at Assumed
                                                                                     Annual Rates of
                             Number of          % of                                      Stock
                            Securities      Total Options                                 Price
                            Underlying       Granted to                             Appreciation for
                             Options        Employees in  Exercise Price Expiration  Option Term (3)
             Name           Granted (1)         2000      Per Share (2)     Date     5% ($)  10% ($)
             ----           -----------     ------------- -------------- ---------- -------- --------
   Debra A. Cafaro.........   171,095(1)(5)     53.5%        $3.3125      2/17/10   $355,878 $903,382
   T. Richard Riney........    65,419(1)(5)     20.5%        $3.3125      2/17/10   $136,072 $345,412
   John C. Thompson........    35,225(1)(5)     11.0%        $3.3125      2/17/10   $ 73,268 $185,988
   W. Bruce Lunsford.......    10,000(4)         3.1%        $3.3125      2/24/10   $ 20,800 $ 52,800

--------
(1) Options become exercisable in three equal annual installments (with slight modifications for rounding) beginning on the date of grant. All options become fully exercisable upon a change in control of the Company. Additionally, there is an acceleration of rights to exercise options upon certain instances of termination of employment.
(2) All options were granted at fair market value (closing price on the New York Stock Exchange on the date of grant). The exercise price and any tax withholding obligations related to exercise may be paid by delivery of shares of Common Stock.

(3) Potential Realizable Values are reported net of the option exercise price, but before taxes associated with exercise. These amounts are predicated on 5% and 10% assumed annual rates of appreciation from the common stock price on the date of the grant for ten years (the option terms) in order to comply with the requirements of the Commission, and do not represent the Company's expectations as to the annual rate of appreciation. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the option holder's continued employment with the Company throughout the vesting period. The amounts reflected in this table will not necessarily be achieved.
(4) Options were granted in connection with service as member of the Board of Directors and not as an executive officer of the Company. Options become exercisable in two equal annual installments beginning on the date of grant.
(5) Options were granted in 2000 for performance in 1999.

                         OPTION EXERCISES AND HOLDINGS

   The following table sets forth information with respect to the Named Executive Officers concerning options held as of December 31, 2000. No options were exercised during 2000.

                               Number of Securities      Value of Unexercised
                              Underlying Unexercised    In-the-Money Options at
                             Option at Fiscal Year End    Fiscal Year End(1)
                             ------------------------- -------------------------
             Name            Exercisable Unexercisable Exercisable Unexercisable
             ----            ----------- ------------- ----------- -------------
   Debra A. Cafaro..........   390,366      280,729     $324,954     $360,304
   T. Richard Riney.........    82,474      111,445       66,054      132,102
   John C. Thompson.........    57,826       61,149       34,967       69,929
   W. Bruce Lunsford........   932,000      225,000       11,563       11,563

--------
(1) Assumes, for all unexercised in-the-money options, the difference between fair market value as of December 31, 2000 and the exercise price. The market value of the Common Stock was $5.625 per share as of December 31, 2000, based on the closing price per share on the NYSE.

                        EMPLOYMENT AND OTHER AGREEMENTS

 Employment and Severance Agreements: Lunsford, Riney and Thompson

   The Company entered into employment agreements with W. Bruce Lunsford and
T. Richard Riney on July 30, 1998. The Company entered into an employment agreement with John C. Thompson on January 13, 1999. These employment agreements have an initial one year term. The term of each agreement will be automatically extended by one additional day for each day following the effective date of the agreement that the Named Executive Officer remains employed by the Company until the Company elects to cease such extension by giving notice to the Named Executive Officer. Upon such notification, the employment agreements will terminate in one year. The employment agreements provide base salary and the ability of the Named Executive Officer to be eligible for bonuses and to participate in the Company's incentive and other employee benefit plans. The Named Executive Officers may receive increases in their base salaries from time to time as approved by the Compensation Committee or the Board of Directors. Under certain circumstances, the employment agreements also provide for severance payments if the executive is terminated.

   If employment is terminated by reason of death or disability, the Named Executive Officer is entitled to a prorated portion of his target bonus. If the Named Executive Officer is terminated for cause, no additional payments are made under the employment agreements.

   If the executive's employment is terminated by the executive for good reason (as defined in the employment agreements) or by the Company for other than cause (collectively, an "Involuntary Termination"), certain levels of severance payments are provided under the employment agreements. Upon such a termination, the employment agreement for Mr. Lunsford provides for a cash payment equal to the prorated portion of his maximum bonus, if any bonus targets had previously been set, in the year of termination and two times his base salary and maximum bonus, if any bonus targets had previously been set, in the year of termination. In addition, Mr. Lunsford would be entitled to coverage under the Company's employee benefit plans for two years, two years of additional vesting of restricted stock awards and two additional years in which to exercise stock options. Upon the Involuntary Termination of either of Mr. Riney or Mr. Thompson, the terminated executive would be entitled to a cash payment equal to the prorated portion of their maximum bonus, if any bonus targets had previously been set, in the year of termination and one times their base salary and maximum bonus, if any bonus targets had previously been set, in the year of termination. In addition, the terminated executive would be entitled to coverage under the Company's employee benefit plans for one year, one year of additional vesting of restricted stock awards and one additional year in which to exercise stock options.

   The employment agreement for Mr. Lunsford also provides for a restructuring of his Tax Loan (as defined) if he is subject to an Involuntary Termination. See "Certain Relationships and Related Transactions" for a description of the Tax Loan. The Tax Loan would be amended to provide that any payment of the principal will be made in equal annual installments with a final maturity date ten years from the date of the Tax Loan. In addition, if Mr. Lunsford resigns as Chairman at the request of the Board for any reason other than cause, all amounts owed under the Tax Loan will be forgiven.

   The employment agreements of Mr. Riney and Mr. Thompson were amended on September 30, 1999 to provide for the gross up of any payment or benefits to which they may be entitled under their employment agreement or any other agreement, for any tax imposed upon them by Section 4999 of the Code or any similar state or local tax.

   The Company entered into Change-in-Control Severance Agreements with each of Mr. Lunsford, Mr. Riney and Mr. Thompson. These agreements provide for the payment of severance benefits under certain circumstances. These benefits become payable at any time within two years of a change in control of the Company (as defined in the agreement) if: (i) the Company terminates the employee without cause; (ii) the employee terminates employment with the Company for good reason (as defined in the agreement) or within either of two 30-day periods commencing 30 days after the change in control and one year after the change in control, respectively. The benefits to be afforded to Mr. Lunsford include: (i) a cash payment equal to three times base salary, maximum bonus and performance share award target as of termination of employment; (ii) continuation of health, life and disability insurance coverage for three years; (iii) full vesting under the Company's retirement savings plan; and
(iv) an additional payment for any excise taxes the Named Executive Officer may incur as a result of the change in control. The benefits to be afforded to Messrs. Riney and Thompson include: (i) a cash payment equal two times base salary, maximum bonus and performance share award target as of termination of employment; (ii) continuation of health, life and disability insurance coverage for two years; (iii) full vesting under the Company's retirement savings plan; and (iv) an additional payment for any excise taxes the Named Executive Officer may incur as a result of the change in control.

 Employment Agreement: Cafaro

   Effective March 5, 1999, the Company and Debra A. Cafaro entered into an employment agreement (the "Cafaro Employment Agreement") pursuant to which Ms. Cafaro became President, Chief Executive Officer and a director of the Company. The initial term of the Cafaro Employment Agreement will expire on December 31, 2001. The Cafaro Employment Agreement provides for (i) an initial annual base salary of $335,000 (with a minimum annual increase of 5% thereafter), (ii) the eligibility to participate in the Company's bonus program and to receive a bonus for 1999 in an amount not less than $200,000,
(iii) a grant of 100,000 restricted shares of Common Stock, and (iv) a grant of options to purchase 500,000 shares of Common Stock. Such options will be "incentive stock options" under the Code ("ISOs") to the maximum extent permissible. The per share exercise price for the ISOs (36,639 options) is $8.1875, the closing price of the Common Stock on March 5, 1999 (the "Effective Date"). The per share exercise price for the remaining options (463,361 options) is the lesser of $8.1875 and the closing price of the Common Stock 120 days after the Effective Date ($5.00). In addition,

Ms. Cafaro will receive a loan sufficient to cover income taxes payable on the shares of restricted stock, and she is eligible to participate in the Company's incentive and other benefit plans.

   If Ms. Cafaro's employment is terminated (other than for cause), she will be entitled to receive a cash payment equal to the sum of three times her base salary and the highest bonus in the preceding three years or the maximum bonus for the current year, whichever is higher (the "Maximum Bonus") as of the date of termination, plus the prorated portion of the Maximum Bonus for the year of termination. In addition, Ms. Cafaro will be entitled to full vesting of her shares of restricted stock and stock options and forgiveness of the Cafaro Tax Loans (as defined below).

   In the event of a change of control, Ms. Cafaro will be entitled to a cash payment equal to 2.99 times the sum of her base salary and Maximum Bonus on the date of a change of control plus the fair market value of any targeted restricted shares to be issued in the year the change of control occurs. In addition, Ms. Cafaro will be entitled to full vesting of her shares of restricted stock and stock options and forgiveness of the Cafaro Tax Loans.

   Pursuant to the Cafaro Employment Agreement, Ms. Cafaro and Mr. Crocker are entitled to jointly designate a person to be appointed to serve as a director, subject to the approval of Mr. Lunsford, which approval shall not be unreasonably withheld (the "Designee"). Ms. Cafaro and Mr. Crocker have not appointed a Designee to date. Once they have done so, the Board will act to increase its size by one director and appoint the Designee as a Director.

                           COMPENSATION OF DIRECTORS

   During 2000, directors not employed by the Company and the Chairman of the Board received $1,500 for each board meeting they attended, $750 for each telephonic meeting in which they participated, and $1,000 for each committee meeting they attended. In addition, non-employee directors received a $6,250 retainer for each calendar quarter that they served as a director. Effective January 1, 2001, directors not employed by the Company and the Chairman of the Board of the Company will receive $1,500 for each board meeting they attend, $1,000 for each committee meeting they attend, $1,500 for each telephonic meeting in which they participate unless the telephonic meeting is fifteen minutes or less in which case they shall receive $750 for such telephonic meeting. In addition, non-employee directors and the Chairman of the Board will receive a $7,500 retainer for each calendar quarter that they serve as a director.

   During 2000, directors not employed by the Company received options pursuant to the Company's 1997 Stock Option Plan for Non-Employee Directors (the "1997 Directors Stock Plan"). Under the 1997 Directors Stock Plan, each non-employee director was granted an option to purchase 3,000 shares of Common Stock on January 1 of each year, with an exercise price equal to the fair market value of the Common Stock on the date the option was granted. Accordingly, the Company issued options with respect to an aggregate of 12,000 shares to the four persons who were serving as non-employee directors on January 1, 2000. All options become exercisable in four equal annual installments, beginning on the first anniversary of the date of grant.

   At the Company's Annual Meeting of Stockholders held May 23, 2000, the Company's Stockholders approved the 2000 Stock Option Plan for Directors which is an amended and restatement of the 1997 Stock Option Plan. Under the 2000 Stock Option Plan for Directors, each non-employee director of the Company and the Chairman of the Board of the Company is granted an option to purchase 5,000 shares of Common Stock on each January 1, with an exercise price equal to the fair market value of the Common Stock on the date the option is granted. The options become exercisable in two equal installments, commencing on the date of grant and on the first anniversary of the date of grant. The 2000 stock Option Plan for Directors also provides for the grant of an options to purchase 10,000 shares of Common Stock upon the initial election or appointment of directors, with an exercise price equal to the fair market value of the Common Stock on the date of grant. Such options are exercisable in two equal installments, the first on the date of grant and the second on the first anniversary of the date of grant.

                     REPORT OF THE COMPENSATION COMMITTEE

   The functions of the Compensation Committee include reviewing and approving of the Company's executive compensation structure and overall benefits program. The purpose of the executive compensation program is to establish and maintain a performance and achievement oriented environment, which aligns the interests of the Company's executives with the interests of its shareholders. The key components of the Company's compensation philosophy are base salary, an annual incentive award and long-term based incentives.

   The Company's overall compensation structure is reviewed annually with the assistance of an expert independent consultant and the use of executive compensation surveys from the following sectors: (a) health care REITS; and
(b) REITS with comparable total capitalization as the Company, regardless of asset class. The companies surveyed include some, but not all, of the companies covered in the indices included on the Performance Graph.

   The Compensation Committee's decisions relative to the 2000 executive compensation package was influenced by the ongoing extraordinary business environment the Company first encountered in 1999. These events included: (a) the continuation of the bankruptcy proceedings involving the Company's primary tenant, Vencor and the resulting complex and protracted reorganization negotiations among the Company, Vencor and Vencor's creditors; (b) the ongoing settlement discussions among the Department of Justice, the Company and Vencor regarding the potential settlement of alleged claims arising out of investigations into various aspects of claims for billing practices for reimbursement from government payers, other billing practices and various quality of care issues in the hospitals and nursing facilities formerly operated by the Company and presently operated by Vencor (the "United States Claims"); and (c) the deteriorating financial condition of many of the Company's tenants, other than Vencor, and the resulting defaults under the Company's leases with such tenants and/or the filing for bankruptcy protection by such tenants. In light of these ongoing events, the Compensation Committee felt that it was appropriate to also consider the compensation practices in turnaround/restructuring situations in for-profit entities outside the REIT industry.

 Types of Compensation:

  1. Base Salary

   The Compensation Committee sets base salaries for executive officers. Base salary increases are provided to executives based on an evaluation of each executive's performance, the executive's level of responsibility, as well as the performance of the Company as a whole. The Compensation Committee also considers the success of the executive officer in developing and executing the Company's strategic plans, exercising leadership and creating stockholder value. In addition, the Compensation Committee evaluates the latest survey information available to confirm appropriate compensation levels. The Compensation Committee reviews individual base salaries at least annually with the assistance of an expert independent consultant.

  2. Bonus

   The Compensation Committee, upon the advice and recommendations of an expert independent consultant, established a bonus program for 2000 under which the level of bonus to be paid to the executive officers was dependent upon the attainment of certain performance objectives by the executive officers. The maximum level performance objective of each of the executive officers were attained for 2000 and annual cash bonuses were awarded to the executives for 2000 ranging from 150% to 200% of base salary.

  3. Share Options and Restricted Share Awards

   The Compensation Committee recognizes that while the bonus program provides rewards for positive short-term and mid-term performance, the interests of stockholders are best served by giving key employees the opportunity to participate in the appreciation of the Company's Common Stock through the grants of share options and restricted share awards. The use of such awards provides a long-term link between the results achieved for the Company's stockholders and the reward provided to executive officers. Share options and shares of restricted stock are granted to executive officers primarily based on the officer's actual and potential contribution to the Company's growth, long-term performance and the practices of other REITs. Stock-based compensation also provides an effective incentive for management to create stockholder value over the long term because the full benefit of the compensation package cannot be realized unless an appreciation in price of the Common Stock occurs over a number of years.

 Chief Executive Officer's Compensation

   Based upon the executive compensation surveys and the strategic accomplishments of the Company, the Compensation Committee believes that the salary, bonus, restricted share awards and option grants to Ms. Cafaro, the Company's Chief Executive Officer and President since March 5, 1999, are fair and competitive. The Company achieved a number of strategic objectives under Ms. Cafaro's leadership during 2000, including: (a) the filing and confirmation of an acceptable final plan of reorganization of Vencor's debt and lease obligations as a result of several months of complex and protracted negotiations with Vencor and its major creditors; (b) the settlement of the United States Claims with the Department of Justice, (c) the closing of a long term restructuring of the Company's approximately $973 million in debt owed to its senior lenders and (d) achieving exceptional total stockholder return in the year 2000. The total remuneration for 2000 for Ms. Cafaro is in the median of total remuneration of chief executive officers for the health care REIT surveyed. The Compensation Committee determined that compensation for Ms. Cafaro for 2000 was appropriate and desirable in light of her actual and potential contributions to the Company and her leadership in the Vencor reorganization negotiations and the Company's debt restructuring. The assessment of actual and potential contribution was based on the Compensation Committee's subjective evaluation of Ms. Cafaro's abilities, skills, efforts and leadership.

 Tax Policy

   The Omnibus Budget Reconciliation Act of 1993 amended the Code to provide generally that the compensation paid by publicly held corporations to the chief executive officer and the four most highly paid senior executive officers in excess of $1,000,000 per executive will be deductible by the Company only if paid pursuant to a qualifying performance-based compensation plan approved by stockholders of the Company. Compensation as defined by the Code includes, among other things, base salary, incentive compensation and gains on stock options and restricted stock. It is the Compensation Committee's policy to maximize the effectiveness of the Company's executive compensation plans. In that regard, the Compensation Committee intends to maintain flexibility to take actions that are deemed to be in the best interests of the Company and its stockholders. Such actions may not always result in executive compensation qualifying for the maximum possible tax deductibility under the Code. The Company also believes that substantially all of the compensation paid in 2000 is deductible for federal income tax purposes.

   The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts except to the extent that the Company specifically incorporates this information by reference.

                                          COMPENSATION COMMITTEE

                                          Ronald G. Geary, Chair
                                          Douglas Crocker, II, Member

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   As of December 31, 2000, the following persons served on the Compensation
Committee: Douglas Crocker, II and Ronald G. Geary. Until his resignation from the Board of Directors on October 31, 2000, R. Gene Smith served as a member of the Compensation Committee. Neither of the current members of the Compensation Committee are, or have been, employees of the Company. The Company currently leases various properties to Tangram Rehabilitation Network, Inc. ("Tangram"), a wholly owned subsidiary of Res-Care, Inc. ("Res-Care") of which Mr. Geary is Chairman, President and Chief Executive Officer. See "Certain Relationships and Related Transactions." W. Bruce Lunsford, who served as Chairman of the Board of Directors of the Company in 2000 and is an executive officer of the Company, was a member of the compensation committee of Res-Care and Mr. Geary, who served as Chief Executive Officer of Res-Care during 2000, was a member of the Board of Directors and the Compensation Committee of the Company. Mr. Lunsford resigned from the compensation committee of Res-Care in September 2000, but maintained his position as a director of Res-Care.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In May 1998, the Company adopted a policy which provides that any transaction between the Company and any of its officers, directors or their affiliates must be approved by the disinterested members of the Company's Board of Directors and must be on terms no less favorable to the Company than those available from unaffiliated parties.

 Tax Loan

   In connection with the 1998 Spin Off, the Company agreed to loan Mr. Lunsford (former Chief Executive Officer and present Chairman of the Board of Directors) an amount sufficient to cover his estimated, income taxes payable as a result of the distribution of Vencor common stock (the "Tax Loan"). The Tax Loan is evidenced by a promissory note which has a term of ten years and bears interest at 5.77%. Principal on the Tax Loans is scheduled to be repaid in ten equal annual installments beginning on June 15, 1999. Interest is payable quarterly however, any interest payment on the Tax Loan is forgiven if Mr. Lunsford remains employed in his position with the Company on the date on which such interest payment is due. Moreover, in the event of a change in control of the Company, the entire balance of the Tax Loan will be forgiven. The Tax Loan was based on estimated tax payments required to be made by Mr. Lunsford as a result of the distribution of Vencor common stock. The principal amounts of the Tax Loan to Mr. Lunsford was $3,750,000. In connection with the amendment of his employment agreement at the time of his resignation as President and Chief Executive Officer in December, 1998, the terms of the Tax Loan were amended. The Tax Loan will be restructured if he is subject to an Involuntary Termination, such that any payment of the principal will be made in equal annual installments with a final maturity date ten years from the date of the Tax Loan. In addition, if Mr. Lunsford resigns as Chairman at the request of the Board for any reason other than cause, all amounts owed under the Tax Loan will be forgiven. As of December 31, 2000 the outstanding principal balance of the Tax Loan was $3,000,000. See "Employment and Other Agreements."

 Transactions with Res-Care

   On October 15, 1998, the Company acquired eight personal care facilities and related facilities for approximately $7.1 million from Tangram. Tangram is a wholly owned subsidiary of Res-Care, of which Mr. Geary is Chairman, President and Chief Executive Officer and Mr. Lunsford is a director. --See "Compensation Committee Interlocks and Insider Participation". Res-Care acquired Tangram in a cash merger on October 15, 1998. The purchase price for the Tangram facilities was determined by an appraisal conducted by Graham & Associates, Inc., San Marcos, Texas, a certified General Real Estate Appraiser for the State of Texas. The Company leases the Tangram facilities to Tangram pursuant to a Master Lease Agreement which is guaranteed by Res-Care. During 2000, Tangram paid the Company $754,000 in rent payments. The Company believes that the terms of the Master Lease Agreement represent market rates.

 Office Lease

   Effective March 15, 1999, the Company relocated its principal executive offices and entered into a lease agreement with Summit II Partners, Limited (the "Landlord"). On November 29, 2000, the Landlord and the Company amended the lease agreement (as amended, "the "Office Lease") to add additional office space under the Office Lease. The Office Lease requires the Company to pay annual rent of $110,161 to the Landlord. Mr. Lunsford owns an indirect equity interest in the Landlord of approximately 22%. The Company believes that the terms of the Office Lease represent market rates.

 Hospital Sublease

   On March 6, 2000, the Company consented to the sublease by Vencor and Vencor Operating, Inc. to Xodiax, LLC ("Xodiax") of approximately 8,352 square feet in a data center building located on the hospital campus known as Vencor Hospital Louisville. The Vencor Hospital Louisville campus is owned by the Company and is leased to Vencor pursuant to the terms of a Master Lease between the Company and Vencor. The sublease is subject and subordinate to the terms of the Master Lease. Total annual rent under the sublease is $330,279. Upon the occurrence of certain events, at the Company's option, Xodiax will pay rent under the sublease directly to the Company and/or attorn to the Company under the sublease. Mr. Lunsford is the Chairman of Xodiax and owns an equity interest in Xodiax of approximately 13.5%.

 Cafaro Loans

   Under the terms of Ms. Cafaro's employment agreement, the Company made loans in the aggregate principal amount of $67,250 to Ms. Cafaro in 1999 and $184,551 to Ms. Cafaro in 2000 to pay all federal, state, local and other taxes payable upon the vesting of restricted stock awards previously granted to her (the "Cafaro Tax Loans"). Principal of the Cafaro Tax Loans is payable on March 5, 2009. The Cafaro Tax Loans bear interest at the lowest applicable federal rate. Interest on the Cafaro Tax Loans is payable annually out of and only to the extent of dividends from the vested restricted stock. Ms. Cafaro has paid interest on such Cafaro Tax Loans through December 31, 2000. Each Cafaro Tax Loan is secured by a pledge of all of the restricted shares to which such Cafaro Tax Loan relates, and the Cafaro Tax Loans are otherwise nonrecourse to Ms. Cafaro. The Cafaro Tax Loans are to be forgiven if there is a change of control of the Company, Ms. Cafaro's employment with the Company is terminated by the Company for other than "cause" or by Ms. Cafaro for "good reason" or by death or disability of Ms. Cafaro. In the event either a loan or its forgiveness results in taxable income to Ms. Cafaro, the Company is required to pay to Ms. Cafaro an amount sufficient for the payment of all taxes relative to the loan or its forgiveness.

                    AUDIT COMMITTEE REPORT TO STOCKHOLDERS

   The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Company's independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board. The Audit Committee has also considered the compatibility of non-audit services with the auditors independence.

   The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

   The directors who serve on the Audit Committee are all "independent" for purposes of the New York Stock Exchange listing standards. That is, the Board has determined that no member of the Audit Committee has a relationship to the Company that may interfere with such member's independence from the Company and its management.

   The Board has adopted a written charter setting out the audit related functions the Audit Committee is to perform. A copy of the charter is attached to this proxy statement as Appendix A.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

   The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts except to the extent that the Company specifically incorporates this information by reference.

                             AUDIT COMMITTEE
                             Ronald G. Geary, Chair
                             Douglas Crocker, II, Member
                             Walter F. Beran, Member

                                 March 8, 2001

                               PERFORMANCE GRAPH

   The following performance graph compares the cumulative total return to the holders of the Common Stock from May 1, 1998, the date on which the Company is deemed to have commenced operations, to December 31, 2000, with the cumulative total returns on the New York Stock Exchange Composite Index (the "NYSE Index"), the NAREIT All REIT Index (the "All REIT Index"), the Healthcare REIT Index, and the Long Term Care Index (the "LTC Index"). The comparison assumes $100 was invested on May 1, 1998 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The Company has included the NYSE Index in the performance graph because the Common Stock is listed on the New York Stock Exchange. Although the Company has previously compared its performance against the Standard & Poor's 500 Stock Index and the NAREIT Equity REIT Index, the Company has decided not to include these indices this year because the Company believes that other indices provide a better basis for comparison to the Company's performance. The Company has included the following indices because it believes they are most representative of the industry in which the Company competes and are therefore particularly relevant to an assessment of the Company's performance: the All REIT Index, the Healthcare REIT Index, and the LTC Index. The figures in the table below are rounded to the nearest dollar.

                              May 1, December 31, December 31, December 31,
                               1998      1998         1999         2000
                              ------ ------------ ------------ ------------
     The Company.............  $100      $ 70         $ 25         $ 39
     NYSE Index..............  $100      $102         $112         $113
     All REIT Index..........  $100      $ 84         $ 79         $ 99
     Healthcare REIT Index
      (1)....................  $100      $ 90         $ 64         $ 73
     LTC Index (2)...........  $100      $ 48         $ 19         $ 24

                                 [LINE GRAPH]
--------
(1) The Healthcare REIT Index is based on the total return for investments in the common stock of the following companies: ElderTrust, Health Care REIT, Inc., Health Care Property Investors, Inc., Healthcare Realty, LTC Properties, Inc., National Health Investors, Inc., Nationwide Health Properties, Inc., National Health Realty, Inc., Omega Healthcare Investors Inc., Senior Housing Properties Trust, and Universal Health Services, Inc. Meditrust Companies was included in the index last year, but has been excluded for all periods because it has divested or plans to divest substantially all of its healthcare properties. The index is developed by weighting the returns achieved by each company in the index in proportion to each company's share of the market value of the entire group's common equity capitalization.
(2) The LTC Index is based on the total return for investments in the common stock of the following companies: Beverly Enterprises, Inc., Genesis Health Ventures, Inc., Manor Care, Inc., Integrated Health Services, Inc., Mariner Post Acute Network, Inc., Sun Healthcare Group, and Vencor, Inc. The index is developed by weighting the returns achieved by each company in the index in proportion to each company's share of the market value of the entire group's common equity capitalization.

                                  PROPOSAL 2:

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

   Ernst & Young LLP ("Ernst & Young") audited the Company's financial statements for the year ended December 31, 2000 and has been the Company's auditors since May 1998. Fees as charged by Ernst & Young for the year ended December 31, 2000 were as follows:

       (i) Audit Fees. The aggregate fees billed for professional services rendered by Ernst & Young for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that tax year were $110,000.

       (ii) Financial Information Systems Design and Implementation
  Fees. Ernst & Young did not render any professional services to the Company relating to (a) directly or indirectly operating, or supervising the operation of, the Company's information system or managing the Company's local area network and (b) designing and implementing hardware or software systems that aggregate data underlying the Company's financial statements or that generate information significant to the Company's financial statements as a whole.

       (iii) All Other Fees: The aggregate fees billed for services rendered by Ernst & Young, other than fees for the services referenced under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees," during the year ended December 31, 2000 were $568,000. These services consisted primarily of tax consultation relating to special issues and transactions.

   The Board of Directors, upon recommendation of the Audit Committee, has appointed Ernst & Young as the independent accountants of the Company for fiscal year 2001. Ernst & Young will examine the financial statements of the Company for the year 2001. If the stockholders do not ratify this appointment, the Board will consider other independent accountants. One or more members of Ernst & Young are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT ACCOUNTANTS. SHARES OF COMMON STOCK COVERED BY PROXIES EXECUTED AND RECEIVED IN THE ACCOMPANYING FORM WILL BE VOTED IN FAVOR OF RATIFICATION, UNLESS OTHERWISE SPECIFIED ON THE PROXY. Ratification of the appointment of Ernst & Young as independent accountants requires the affirmative vote of the holders of the majority of the shares represented at the Annual Meeting, in person or by proxy, and entitled to vote.

                             STOCKHOLDER PROPOSALS

   Any stockholder proposal intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Corporate Secretary of the Company by December 4, 2001 in order to be considered for inclusion in the Company's proxy materials for such meeting.

   According to the Company's bylaws, a stockholder proposal may only be acted upon at an annual meeting of stockholders if the stockholder gives notice to the Company of such proposal in conformity with the requirements of the bylaws (at least 60 but no more than 90 days before such annual meeting); provided, however, that if the Company gives less than 70 days notice or prior public disclosure of the date of the annual meeting, notice by the stockholder must be given to the Company not later than the tenth day following the earlier of the date on which such notice of the meeting was mailed or the date on which such public disclosure was made. The persons appointed as proxies for the 2002 Annual Meeting will have discretionary voting authority with respect to any stockholder proposal which is submitted to the Company otherwise than in conformity with such requirements of the Company's bylaws.

                                 OTHER MATTERS

   The only matters to be considered at the Annual Meeting or any adjournment thereof, so far as known to the Board of Directors, are those set forth in the Notice of Meeting and routine matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in the accompanying form of proxy, or their substitutes, will have discretionary voting authority with respect to any stockholder proposal which is submitted to the Company otherwise than in conformity with the requirements of the Company's bylaws.

                            ADDITIONAL INFORMATION

   Copies of the exhibits to the Company's Annual Report on Form 10-K will be provided to any requesting stockholder, provided that such stockholder agrees to reimburse the Company for reasonable fees related to providing such exhibits.

                                          By Order of the Board of Directors,

                                          /s/ W. Bruce Lunsford

                                          W. Bruce Lunsford
                                          Chairman of the Board

Louisville, Kentucky
April 23, 2001

                                                                     APPENDIX A

                    AUDIT AND COMPLIANCE COMMITTEE CHARTER
                       ADOPTED BY THE BOARD OF DIRECTORS
                                      ON
                                 MAY 23, 2000

Organization

   There shall be an Audit and Compliance Committee of the Board of Directors composed of three or more directors, as the Board of Directors may determine from time to time, each of whom shall be financially literate and shall otherwise comply with the independence requirements of the New York Stock Exchange, Inc. In addition, at least one member of the Audit and Compliance Committee must have accounting or related financial management expertise and one of the members of the Audit and Compliance Committee shall be elected Committee Chairman by the Board of Directors.

Statement of Policy

   The Audit and Compliance Committee shall assist the Board of Directors in fulfilling its responsibility relating to the Company's accounting, reporting practices, and the quality and integrity of its financial reports. The Audit and Compliance Committee shall endeavor to maintain free and open communication between the Board of Directors, the independent auditors, the internal auditors, and the financial management.

   The Audit and Compliance Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in the Company's proxy statement).

   The Committee should have a clear understanding with the independent auditors that the independent auditors must maintain an open and transparent relationship with the Committee and that the independent auditors are ultimately accountable to the Board of Directors and the Audit and Compliance Committee.

Responsibilities

   The Audit and Compliance Committee's policies and procedures should remain flexible, in order to best react to changing conditions and to help ensure that the Company's accounting and reporting practices accord with all requirements and are of the highest quality.

   In carrying out its responsibilities, the Audit and Compliance Committee shall:

     1. Review and approve the Corporation's annual financial statements, annual reports, registration statements, and material amendments to any of them, as filed with the U.S. Securities and Exchange Commission, and make recommendations to the Board regarding the Board's execution of such statements and reports;

     2. Such review of the annual financial statements, annual reports and registration statements of the Corporation's direct or indirect subsidiaries as in the Audit and Compliance Committee's judgment is appropriate in order to fulfill its responsibilities;

     3. Review the Corporation's programs for compliance with applicable financial disclosure requirements;

     4. Review the auditing of the Corporation's financial statements with the independent public accountants, including the plan, fees and the results of their auditing engagements;

     5. Review the non-audit professional services provided by the Corporation's independent public accountants and related fees, considering the possible effect they have on the independence of such accountants;

     6. Recommend to the Board the engagement of independent public accountants;

     7. Review the Corporation's processes to maintain an adequate system of internal controls;

     8. Review the scope and results of the Corporation's internal audit plans and procedures;

     9. Direct and supervise investigations into matters within the scope of the Audit and Compliance Committee's duties;

     10. Provide sufficient opportunity at each meeting for the internal and independent auditors to meet with the committee without management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the financial, accounting, and auditing personnel, and their cooperation during the audit;

     11. Review accounting and financial personnel and succession planning;

     12. Submit the minutes of its meetings to, or discuss the matters discussed at each Audit and Compliance Committee meeting with, the Board; and

     13. Such other duties and responsibilities as may be assigned to the Audit and Compliance Committee by the Board.

                                  VENTAS, INC.
                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                        ANNUAL MEETING OF STOCKHOLDERS ON
                                  MAY 15, 2001

          The undersigned hereby appoints Debra A. Cafaro and John C. Thompson and each of them, proxies, with full power of substitution and
 P resubstitution, for and in the name of the undersigned, to vote all shares of common stock of Ventas, Inc. (the "Company"), which the undersigned
 R would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at 11:00 a.m., local time, on Tuesday, May 15, 2001
 O at The Olmsted, 3701 Frankfort Avenue, Louisville, Kentucky, and at any adjournment thereof, upon the matters described in the accompanying Notice
 X of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come
 Y before the meeting or any adjournment thereof. Said proxies are directed to vote on matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

          This Proxy will be voted as directed, but if no direction is indicated for a given Proposal, the Proxy will be voted FOR that Proposal.

                                                   Please mark your votes as [X]
                                                   indicated in this example

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 and 2.
     1. ELECTION OF DIRECTORS: to elect six (6) directors to terms expiring at the 2002 Annual Meeting of stockholders:
         Walter F. Beran                     W. Bruce Lunsford
         Ronald G. Geary                     Douglas Crocker, II
         Debra A. Cafaro                     Sheli Z. Rosenberg

     [ ] FOR all nominees listed         [ ] WITHHOLD AUTHORITY to vote on all
         (except as marked in the            nominees listed
         contrary)

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

     IF THIS PROXY IS EXECUTED BY THE UNDERSIGNED IN SUCH A MANNER SO AS TO NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE, IT SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

     2. DIRECTORS' PROPOSAL: to ratify the selection of Ernst & Young LLP as the Company's independent auditors for fiscal year 2001:

        [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

PLEASE INDICATE WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING:

[ ] I expect to attend the     [ ] I do not expect to attend the
    Annual Meeting                 Annual Meeting


                                                    Date: ________________, 2001
                                                    ____________________________
                                                    ____________________________

                                                    Please sign exactly as your
                                                    name or names appear hereon.
                                                    Where more than one owner is
                                                    shown above, each should
                                                    sign. When signing in a
                                                    fiduciary or representative
                                                    capacity, please give full
                                                    title. If this proxy is
                                                    submitted by a corporation,
                                                    it should be executed in the
                                                    full corporate name by a
                                                    duly authorized officer. If
                                                    a partnership, please sign
                                                    in partnership name by
                                                    authorized person.

     PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.